Exhibit 10.1

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED

LOAN AGREEMENT

This First Amendment (this “Amendment”), dated as of September 12, 2018, is entered into by and among (i) JPP, LLC, a Delaware limited liability company, as agent (in its capacity as administrative agent for the Lenders, together with its permitted successors and assigns in accordance with Section 7.1 of the Loan Agreement, the “Agent”), (ii) JPP, LLC, JPP II, LLC and Cascade Investment, L.L.C. (“Cascade”), collectively, as lenders (together with their respective permitted successors and assigns, individually or collectively, as the context may require, “Lender”), (iii) SEARS, ROEBUCK AND CO. (“Sears”), KMART STORES OF ILLINOIS LLC, KMART OF WASHINGTON LLC, KMART CORPORATION (“KMART”), SHC DESERT SPRINGS, LLC, INNOVEL SOLUTIONS, INC., SEARS HOLDINGS MANAGEMENT CORPORATION, MAXSERV, INC., TROY COOLIDGE NO. 13, LLC, SEARS DEVELOPMENT CO. and BIG BEAVER OF FLORIDA DEVELOPMENT, LLC, collectively as borrowers (individually or collectively, as the context may require, jointly and severally, together with their respective permitted successors and assigns, “Borrower”), and (iv) SEARS HOLDINGS CORPORATION, as guarantor (for purposes of Section 7.30(b) of the Loan Agreement), and amends that certain Third Amended and Restated Loan Agreement, dated as of June 4, 2018 (as amended hereby, the “Loan Agreement”; all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement).

WHEREAS, on June 4, 2018, Lender and Borrower entered into the Third Amended and Restated Loan Agreement; and

WHEREAS, Lender and Borrower desire to amend the Third Amended and Restated Loan Agreement in connection with Lender’s making the Amendment Date Advance (as hereinafter defined).

NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby represent, warrant, covenant and agree as follows:

Section 1. Amendment of Loan Documents. Lender and Borrower hereby agree to amend the terms of the Loan Agreement as follows:

(a) The following definitions are hereby added to the list of definitions:

“ABL Facility” means the Third Amended and Restated Credit Agreement, dated as of July 21, 2015, as amended from time to time, with Bank of America, N.A. as Administrative Agent and Co-Collateral Agent, Wells Fargo Bank, National Association, as Co-Collateral Agent, under which the borrowers and guarantors thereunder from time to time have certain obligations, as more fully set forth therein.

“Amendment Closing Date” means September 12, 2018.”

Amendment to Loan Documents

“Amendment Date Advance” has the meaning set forth in Section 1.1(a).”

“Amendment Date Advance Borrower” means Sears, KMART Stores of Illinois LLC, KMART of Washington LLC, KMART and Sears Holdings Management Corporation (individually or collectively, as the context may require, jointly and severally, together with their respective permitted successors and assign).

“Ground Lease” means, with respect to each Property referenced as a “Ground Lease Property” on the Property List, any “Pledged Lease” described in the applicable Mortgage (or any equivalent or similar term by which a ground lease may be described therein), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance herewith.

“Ground Leased Parcel” means, with respect to each relevant Property, any portion of such Property that is ground leased to Borrower, as lessee, under a Ground Lease.

“Note A-1” that certain Promissory Note A-1, dated as of the date hereof, in the maximum principal amount of $70,611,726.86 by Borrower in favor of Cascade, which together with Note A-2 amends and restates that certain Second Amended and Restated Promissory Note A, as the same may be replaced by one or more Notes pursuant to the terms hereof and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Note A-2” that certain Promissory Note A-2, dated as of the date hereof, in the maximum principal amount of $37,500,000 by Amendment Date Advance Borrower in favor of Cascade, which together with Note A-1 amends and restates that certain Second Amended and Restated Promissory Note A, as the same may be replaced by one or more Notes pursuant to the terms hereof and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Note B-1” that certain Promissory Note B-1, dated as of the date hereof, in the maximum principal amount of $685,816,996.74 by Borrower in favor of the Initial Lender, which together with Note B-2 amends and restates that certain Second Amended and Restated Promissory Note B, as the same may be replaced by one or more Notes pursuant to the terms hereof and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Note B-2” that certain Promissory Note B-2, dated as of the date hereof, in the maximum principal amount of $37,500,000 by Amendment Date Advance Borrower in favor of the Initial Lender, which together with Note B-1 amends and restates that certain Second Amended and Restated Promissory Note B, as the same may be replaced by one or more Notes pursuant to the terms hereof and as otherwise assigned (in whole or in part), amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Potential Release Properties” means each of the Properties on the Property List designated as “Potential Release Properties”.

“Second Additional Properties” means those certain Properties noted as “Second Additional Properties” on the Property List and for which Borrower is delivering Mortgages to Lender on the First Amendment Closing Date.

(b) The definition of “ABL Collateral” is hereby deleted in its entirety and replaced with the following:

““ABL Collateral” means inventory and accounts receivable and other personal property that is collateral for the obligations under the ABL Facility. For the avoidance of doubt, the ABL Collateral does not include any of the Properties.”

(c) The definition of “Delayed Origination Fee” and “Second Delayed Origination Fee” are hereby deleted in their entirety and replaced with the following:

““Delayed Origination Fee” means, as of the date of determination, an amount equal to 1.00% times the aggregate Principal Indebtedness outstanding under Note A-1 and Note A-2.”

““Second Delayed Origination Fee” means, as of the date of determination, an amount equal to 2.00% times the aggregate Principal Indebtedness outstanding under Note A-1 and Note A-2.”

d) The definition of “Note A” and “Note B” are hereby deleted in their entirety and replaced with the following:

““Note A” means, individually or collectively as the context may require, the Note A-1 and the Note A-2.”

““Note B” means, individually or collectively as the context may require, the Note B-1 and the Note B-2.”

(e) The definitions of “Material Agreements” and “Officer’s Certificate” are hereby deleted in its entirety and replaced with the following:

““Material Agreements” means each Ground Lease and each other contract and agreement in force and effect relating to the Property a default under which or the termination or cancellation of which could reasonably be expected to result in a Material Adverse Effect, other than (i) Leases (but including REA’s), (ii) Multi-Site Agreements and (iii) any agreement (other than REA’s) set forth on Schedule B of the Title Insurance Policy.”

““Officer’s Certificate” means the officer’s certificate of Borrower, dated as of the Amendment Closing Date, delivered to Lender and certifying, among other things, (i) certain organizational documents of Borrower, (ii) the Property List, (iii) the Allocated Loan Amounts, (iv) the Policies, (v) the Rent Roll, (vi) the Exception Report and (vii) the organizational chart referred to in Section 3.1(b).

(f) Section 1.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“As of immediately prior to the New Closing Date, the outstanding Principal Indebtedness was $592,553,155.54. On the New Closing Date, subject to the terms and conditions of this Agreement, Lender made an additional advance to Borrower in the amount of $186,527,682.14 (the “Additional Advance”) such that the Principal Indebtedness immediately following the Additional Advance was $779,080,837.68. On the New Closing Date, Borrower (i) paid to Cascade an extension and origination fee in an amount equal to $466,319.21, (ii) paid to the Initial Lenders an extension and origination fee in an amount equal to $1,146,198.33, and (iii) reimbursed each Lender for any reasonable and documented out-of-pocket costs and expenses incurred by such Lender in connection with the amendment and restatement of this Agreement and any other matters relating to the Loan. As of immediately prior to the Amendment Closing Date, the total outstanding Principal Indebtedness was $756,428,723.60, consisting of $70,611,726.86 under Note A and $685,816,996.74 under Note B. On the Amendment Closing Date, subject to the terms and conditions of this Agreement, Lender shall make an additional advance to Amendment Date Advance Borrower in the aggregate amount of $75,000,000 (the “Amendment Date Advance”) such that the total Principal Indebtedness immediately following the Amendment Date Advance will be $831,428,723.60, consisting of: $70,611,726.86 under Note A-1; $37,500,000 under Note A-2; $685,816,996.74 under Note B-1; $37,500,000 under Note B-2. Amendment Date Advance Borrower covenants and agrees that the proceeds of the Amendment Date Advance shall be used to repay certain obligations of Amendment Date Advance Borrower under the ABL Facility. In connection with the Amendment Date Advance, Sears and KMART delivered to Lender on the Amendment Closing Date, as collateral for the Loan, executed Mortgages on the Second Additional Properties. On the Amendment Closing Date, Amendment Date Advance Borrower shall (A) pay to Cascade an origination fee in respect of its portion of the Amendment Date Advance in an amount equal to $187,500, (B) pay to the Initial Lenders in respect of their respective portions of the Amendment Date Advance an origination fee in an amount equal to $187,500, and (C) reimburse each Lender for any reasonable and documented out-of-pocket costs and expenses incurred by such Lender in connection with the amendment of this Agreement and any other matters relating to the Loan. The Loan (which, for the avoidance doubt, includes the Additional Advance and the Amendment Date Advance) shall be represented by the Notes and shall bear interest as described in this Agreement at a per annum rate equal to the Interest Rate. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period. In addition, (I) to the extent any portion of the Principal Indebtedness outstanding under Note A-1 and/or Note A-2 remains outstanding on March 12, 2019, Borrower shall pay to holder of such Note the Delayed Origination Fee on or before March 15, 2019 (with only Amendment Date Advance Borrower bearing the portion thereof attributable to Note A-2) and (II) to the extent any portion of the Principal Indebtedness outstanding under Note A-1 and/or Note A-2 remains outstanding on September 12, 2019, Borrower shall pay to holder of such Note the Second Delayed Origination Fee on or before September 16, 2019 (with only Amendment Date Advance Borrower bearing the portion thereof attributable to Note A-2).”

(g) Section 1.2(b) is hereby deleted in its entirety and replaced with the following:

“At any time prior to October 15, 2018, Borrower shall have the right to request an additional advance under the Loan in an amount not to exceed $50,000,000, provided that (i) the making of any such advance and the amount thereof shall be subject to Lender’s sole discretion (i.e., Lender in its sole discretion may elect to make no such advance, an advance of less than the amount requested or an advance of the entirety of the amount requested) and (ii) in the event Lender shall agree to make any such advance in its sole discretion, such advance shall be conditioned upon, among other things, (x) the payment of an origination fee with respect to such advance in an amount equal to 0.5% of the amount so advanced and (y) the execution of further amendments to the Loan Agreement, the Notes and such other Loan Documents as Lender shall reasonably deem necessary to reflect the making of such advance, and, if requested by Lender, the delivery to Lender of legal opinions with respect to such amendments substantially in the form of the legal opinions delivered to Lender as of the date hereof. If no such advance is made pursuant to this Section 1.2(b) because Borrower shall not have requested any such advance prior to October 15, 2018, or Borrower shall have requested such an advance but Lender shall have determined in its sole discretion not to fund any portion of such requested advance, or if prior to October 15, 2018 Borrower terminates its right to request an additional advance pursuant to this Section 1.2(b) by written notice to Lender, then, so long as no Event of Default is continuing, Lender shall reasonably promptly release from the lien of the Mortgages each of the Potential Release Properties. If Lender shall determine in its sole discretion to make an additional advance of less than $50,000,000 because Borrower shall have requested such lesser amount or Borrower requested a greater amount but Lender determined in its sole discretion to advance a lesser amount, then, in either such case, so long as no Event of Default is continuing, Lender shall reasonably promptly release from the lien of the Mortgages such of the Potential Release Properties (as reasonably determined by Lender in good faith) that would result in a loan-to-value ratio of approximately 61.6% (but in no event greater than 65%), based on the Amendment Date Advance plus any such advance made pursuant to this Section 1.2(b) relative to the appraised values of the Second Advance Properties set forth in the appraisals for the Second Advance Properties provided to Lender as of the Amendment Closing Date.

(h) The following new Section 1.2(e) shall be added immediately following the end of Section 1.2(d):

“The Loan may be prepaid, in whole or in part, at any time and from time to time, to the extent not prohibited by any agreement governing other Debt of the Guarantor and its subsidiaries. Subject to the Co-Lender Agreement, all prepayments or repayments of the Loan permitted or required hereunder shall be applied toward the reduction of the Principal Indebtedness among the Notes and/or the Note Components in the following order of priority: (i) first to the holder of Note A (with such payments to be allocated among Note A-1 and Note A-2 as determined by the holders thereof), until the Principal Indebtedness outstanding under Note A-1 and Note A-2 is equal to zero; and (ii) any remaining amounts to the holder of Note B (with such payments to be allocated among Note B-1 and Note B-2 as determined by the holders thereof); provided, that the holder of Note A shall have the right to waive prepayment or repayment of any such amount (other than in connection with a repayment of the Loan in full at maturity or any other prepayment in full or repayment in full of the Loan), in which case (x) such prepayment or repayment shall be applied to Note B and (y) such amount shall reduce the Principal Indebtedness deemed outstanding under Note A solely for the purpose of calculating the Delayed Origination Fee and the Second Delayed Origination Fee. The Loan must be repaid in connection with each release of a Property pursuant to Section 1.6(a), in the amount required thereby. The entire outstanding principal balance of the Loan together with interest through the Maturity Date and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the Maturity Date. Interest will cease to accrue on any portion of the Principal Indebtedness that has been repaid to Lender.”

(h) The following new Section 2.2 shall be added immediately following the end of Section 2.1:

“Section 2.2 Post-Amendment Closing Deliveries.

(a) Borrower shall deliver to Lender, at Borrower’s sole cost and expense, within 15 Business Days following Lender’s written request (which written request may be via email) an amendment to each of the Mortgages reflecting the increased amount of the Principal Indebtedness. Each such amendment shall be in form and substance reasonably acceptable to the applicable local counsel.

(b) If Lender shall receive comments from the title company that issued the Title Insurance Policies, regarding the enforceability, validity, effectiveness or insurability of each Mortgage for the Original Properties or the Additional Properties in light of the Amendment Date Advance, Borrower shall cooperate with Lender in the preparation, execution and recording of amendments to such Mortgages (and/or other instruments reasonably required) necessitated by such comments and the delivery of an appropriate mortgage modification endorsement to the applicable Title Insurance Policy, all at Borrower’s sole cost and expense.

(c) As a material inducement to Lender making the Loan, Borrower agrees that it (i) shall deliver Surveys and Title Insurance Policies acceptable to Lender for each of the Second Additional Properties, (ii) shall use commercially reasonable efforts to deliver a legal opinion as to the enforceability of each Mortgage securing a Second Additional Property under the laws of the state in which the applicable individual Second Additional Property is located, and certain other matters covered by local counsel opinions previously delivered to Lender in connection with the Loan (it being understood that the formulation of such opinions shall be subject to the policies of the counsel providing such opinions and qualifications required by the various jurisdictions in which the Properties are located) and (iii) shall deliver such endorsements to each Title Insurance Policy covering the Original Properties and the Additional Properties as are

acceptable to Lender to insure the continued priority of the related Mortgage following the addition of the Second Additional Properties and include the Second Additional Properties in the “tie-in” endorsement to each such Title Insurance Policy to the extent available and permissible under the laws of the state in which the applicable individual Original Property or Additional Property, as applicable, is located, in each case, (x) with respect to the Properties noted as “Priority Properties” on the Property List, on or before the thirtieth (30th) day following the Amendment Closing Date (except for any tie-in endorsement, which will be finalized promptly following the determination by Lender of the Potential Release Properties that will remain subject to the lien of the Mortgages in connection with the making of a Discretionary Advance (if any) pursuant to Section 1.2(b)) and (y) with respect to all other Original Properties, Additional Properties and Second Additional Properties, on or before the ninetieth (90th) day following the Amendment Closing Date or, in each case, such later date as to which Lender may grant its consent, not to be unreasonably withheld, delayed or conditioned (so long as Borrower is diligently pursuing the satisfaction of such items).

(d) If Lender shall receive comments to any Mortgage from local counsel in connection with the delivery of the opinions delivered pursuant to Section 2.2(b)(ii), or from the title company issuing the Title Insurance Policies, in each case, regarding the enforceability, validity, effectiveness or insurability of such Mortgage (in light of the Amendment Date Advance or otherwise) or delivery of any Title Insurance Policy or endorsement required pursuant to Section 2.2(b)(iii), Borrower shall cooperate with Lender in the preparation, execution and recording of any amendments to such Mortgages necessitated by such comments and the delivery of an appropriate mortgage modification endorsement to the applicable Title Insurance Policy, all at Borrower’s sole cost and expense.”

(i) The following new Section 3.34 shall be added immediately following the end of Section 3.33:

“Section 3.34. Ground Leased Parcel. Subject to the Exception Report, each of the following is true with respect to each Ground Lease:

(i) The Ground Lease has an original term (or an original term plus one or more optional renewal terms) that extends not less than twenty (20) years beyond the Maturity Date (including any unexercised option periods and automatic renewal periods);

(ii) The Ground Lease does not prohibit Borrower’s ability to mortgage its leasehold interest therein, and the Ground Lease is assignable to Lender, its successors and assigns, without the consent of the ground lessor thereunder, and in the event it is so assigned, it is further assignable by Lender and its successors and assigns without the consent of the lessor;

(iii) Borrower has not received any written notice of default and have no knowledge of any default under any Ground Lease that remains uncured and, to the Borrower’s knowledge no condition exists that, but for the passage of time or giving of notice, would result in a default by any party under the terms of the Ground Lease, and the Ground Lease is in full force and effect as of the Amendment Closing Date;

(iv) The Ground Lease or a memorandum of the Ground Lease (with or without amendments) has been duly recorded, except as set forth on the Exception Report. To Borrower’s knowledge, there have not been amendments or modifications to the terms of the Ground Lease since recordation of the Ground Lease (or a memorandum thereof), with the exception of written instruments which have been recorded or except as set forth on the Exception Report; and

(v) As of the date hereof, Borrower has not given and, to Borrower’s knowledge, no Borrower or its affiliate has received any written notice of any material default(s) under any easements, REA’s, rights-of-way, covenants, conditions, statutory restrictions (including building, fire and safety, land use and development, and zoning regulations and restrictions), or declarations affecting the Ground Leased Parcels, in each case, that are continuing as of the date hereof and that are not in the process of being contested by appropriate proceedings conducted diligently and in good faith or being cured, and that in any case would have a Material Adverse Effect.”

(j) The following new Section 5.12 shall be added immediately following the end of Section 5.11:

“Section 5.12. Ground Lease.

(a) Except as may be expressly required pursuant to the Ground Lease in effect as of the Amendment Closing Date, Borrower shall not amend, modify, surrender, forfeit or consent to the termination of any Ground Lease without Lender’s prior written consent, which consent, in the absence of an Event of Default, shall not be unreasonably withheld, conditioned or delayed.

(b) Borrower shall, at their sole cost and expense, promptly and timely perform and observe all the material terms, covenants and conditions required to be performed and observed by Borrower as lessee under each Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under each Ground Lease).

(c) Borrower shall not, without Lender’s prior written consent, fail to exercise any option or right to renew or extend the term of any Ground Lease according to its terms during the term of this Agreement and shall give prompt written notice to Lender and shall execute, acknowledge, deliver and record any document reasonably requested by Lender to evidence the lien of the related Mortgage on such extended or renewed lease term; provided, however, Borrower shall not be required to exercise any particular such option or right to renew or extend to the extent Borrower shall have received the prior written consent of Lender (which consent, in the absence of an Event of Default, may not be unreasonably withheld, delayed or conditioned) allowing Borrower to forego exercising such option or right to renew or extend. If Borrower shall fail to exercise any such option or right that is required as aforesaid, Lender may exercise the option or right as Borrower’s agent and attorney-in-fact as provided above in Lender’s own name or in the name of and on behalf of a nominee of Lender, as Lender may determine in the exercise of its sole and absolute discretion, subject to the terms and conditions of the Ground Lease.

(d) Borrower shall not agree in writing to do any of the following: waive, excuse, condone or in any way release or discharge any ground lessor under any Ground Lease of or from such ground lessor’s obligations, covenants and/or conditions under the related Ground Lease without the prior written consent of Lender.

(e) Lender’s granting of consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Any acquisition of ground lessor’s interest in any Ground Lease by Borrower or any affiliate of Borrower shall be accomplished by Borrower in such a manner so as to avoid a merger of the interests of lessor and lessee in such Ground Lease, unless consent to such merger is granted by Lender, with any acquisition resulting in such a merger without the consent of Lender being void ab initio.

(f) If Borrower shall be in default under any Ground Lease that could result in the termination thereof and either (i) are not (or have not given notice that they are or will be) diligently pursuing a cure of the same within the applicable cure period or (ii) all applicable cure periods have lapsed, then, subject to the terms of the applicable Ground Lease, Borrower shall grant Lender the right (but not the obligation), to cause the default or defaults under such Ground Lease to be remedied and otherwise exercise any and all rights of Borrower under the Ground Lease, as may be necessary to prevent or cure any default, and Lender shall have the right to enter all or any portion of the related Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.

(g) The actions or payments of Lender to cure any default by Borrower under each Ground Lease shall not remove or waive, as between Borrower and Lender, the default that occurred under this Agreement by virtue of the default by Borrower under any Ground Lease. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the Default Rate set forth in this Agreement from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the related Mortgage.

(h) Borrower shall notify Lender promptly in writing of the occurrence of any default that could result in the termination of a Ground Lease (upon any of Borrower becoming aware of any such default) by the ground lessor under any Ground Lease or following the receipt by Borrower of any written notice from the ground lessor under any Ground Lease noting or claiming the occurrence of any default by Borrower under any Ground Lease that could result in the termination of such Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by Borrower under any Ground Lease. Borrower shall promptly deliver to Lender a copy of any such written notice of default. Notwithstanding the generality of the foregoing, Borrower shall use commercially reasonable efforts to cause the ground lessor under each Ground Lease to give notice of any default thereunder to Lender concurrent with the giving of notice thereof to Borrower.

(i) Within ten (10) business days after receipt of written demand by Lender, Borrower shall use commercially reasonable efforts to obtain from the ground lessor under each Ground Lease and promptly after receipt furnish to Lender the estoppel certificate of the ground lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any.

(j) Subject to the terms and conditions of the Ground Lease, Borrower shall reasonably promptly execute, acknowledge and deliver to Lender such instruments as may be reasonably required to permit Lender to cure any default under any Ground Lease (subject to the provisions of clause (f) above) or permit Lender to take such other action reasonably required to enable Lender to cure or remedy the matter in default (subject to clause (f) above) and preserve the security interest of Lender under the Loan Documents with respect to each Ground Lease Property. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, after the occurrence of an Event of Default, any and all acts and to execute any and all documents that are reasonably necessary to preserve any rights of Borrower under or with respect to each Ground Lease, including, without limitation, the right to effectuate any extension or renewal of each Ground Lease (subject to clause (c) above), or to preserve any rights of Borrower whatsoever in respect of any part of each Ground Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

(k) Notwithstanding anything to the contrary contained in this Agreement with respect to each Ground Lease:

(i) The lien of the related Mortgage attaches to all of Borrower’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq., including, without limitation, all of Borrower’s rights, as debtor, to remain in possession of the related Property.

(ii) Borrower shall not, without Lender’s written consent, elect to treat the Ground Lease as terminated under Subsection 365(h)(l) of the Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(iii) As security for the Obligations, Borrower unconditionally assigns, transfers and sets over to Lender all of Borrower’s claims and rights to the payment of damages arising from any rejection by the lessor under the Ground Lease under the Bankruptcy Code. Lender and Borrower shall proceed jointly or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied to all costs and expenses of Lender (including, without limitation, attorney’s fees and costs) incurred in connection with the exercise of any of its rights or remedies in accordance with the applicable provisions of this Agreement.

(iv) If, pursuant to Subsection 365(h) of the Bankruptcy Code, Borrower seek to offset, against the rent reserved in the Ground Lease, the amount of any damages caused by the nonperformance by the lessor of any of its obligations thereunder after the rejection by lessor of the Ground Lease under the Bankruptcy Code, then Borrower shall not affect any offset of the amounts so objected to by Lender. If Lender has failed to object as aforesaid within ten (10) days after notice from Borrower in accordance with the first sentence of this clause, Borrower may proceed to offset the amounts set forth in Borrower’s notice.

(v) If any action, proceeding, motion or notice shall be commenced or filed in respect of any lessor of all or any part of the applicable Property in connection with any case under the Bankruptcy Code, Lender and Borrower shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower and Lender in connection with such litigation. Borrower shall, upon demand, pay to Lender all costs and expenses (including attorneys’ fees and costs) incurred in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the lien of the related Mortgage.

(vi) Borrower shall notify Lender (upon any of Borrower becoming aware of the same) of any filing by or against the lessor under the Ground Lease of a petition under the Bankruptcy Code, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

(l) If Lender, its nominee, designee, successor, or assignee acquires title and/or rights of Borrower under the Ground Lease by reason of foreclosure of the applicable Mortgage, deed in lieu of foreclosure or otherwise, insofar as Borrower may be concerned and subject to the provisions of the Ground Lease, such party shall (x) succeed to all of the rights of and benefits accruing to Borrower under the Ground Lease, and (y) be entitled to exercise all of the rights and benefits accruing to Borrower under the Ground Lease. At such time as Lender shall request, Borrower agree to execute and deliver and use commercially reasonable efforts to cause any third party to execute and deliver to Lender such documents as Lender and its counsel may reasonably require in order to insure that the provisions of this section will be validly and legally enforceable and effective against Borrower and all parties claiming by, through, under or against Borrower.

(m) Anything contained herein to the contrary notwithstanding, it shall constitute an immediate Event of Default if (i) a default by any Borrower occurs under the Ground Lease and continues beyond the expiration of any applicable cure period set forth therein, such that the landlord thereunder would have the right to terminate the applicable Ground Lease, (ii) there occurs any event or condition that gives the lessor under the Ground Lease a right to terminate or cancel the Ground Lease, (iii) any Ground Lease shall be terminated, cancelled or forfeited for any reason or under any circumstance whatsoever, or (iv) any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the prior written consent of Lender, except as expressly required pursuant to the terms and conditions of the Ground Lease.”

(k) Section 7.27 is hereby deleted in its entirety and replaced with the following:

“Joint and Several Liability.

(a) The representations, covenants, warranties and obligations of Borrower hereunder are joint and several. In the event of (i) any payment by any one or more of the Borrower of any amount in excess of its respective Proportional Amount, or (ii) the foreclosure of, or the delivery of deeds in lieu of foreclosure relating to, any of the Collateral owned by one or more of the Borrowers, each Borrower (the “Overpaying Borrower”) that has paid more than its Proportional Amount or whose Collateral or assets have been utilized to satisfy obligations under the Loan or otherwise for the benefit of one or more other Borrowers shall be entitled, after payment in full of the Indebtedness and the satisfaction of all the Borrowers’ other obligations to the Lender under the Loan Documents, to contribution from each of the benefited Borrowers (i.e., the Borrowers, other than the Overpaying Borrower, who have paid less than their respective Proportional Amount or whose Collateral or assets have not been so utilized to satisfy obligations under the Loan), for the amounts so paid, advanced or benefited, up to such benefited Borrower’s then current Proportional Amount. Such right to contribution shall be subordinate in all respects to the Loan. As used herein, the “Proportional Amount” with respect to any Borrower shall equal the amount derived as follows: (a) the ratio of the aggregate amount of the Loan allocable to the Property or Properties in which such Borrower has an interest to the then outstanding Principal Indebtedness; times (b) the aggregate amount paid or payable by the Borrowers under the Loan Documents (including interest). Notwithstanding the foregoing or anything in this Agreement or the other Loan Documents to the contrary, no Borrower other than Amendment Date Advance Borrower shall have any liabilities or obligations hereunder or under any other Loan Documents in connection with the Amendment Date Advance or the Second Additional Properties.

(b) Notwithstanding the foregoing or anything in this Agreement or the other Loan Documents to the contrary, the maximum amount of the Principal Indebtedness that each of the following Borrowers shall be liable for under the Loan Documents shall be limited to the amount listed next to each such Borrower’s name below:

(i) Maxserv, Inc. - $25,410,000.

(ii) Troy Coolidge No. 13, LLC - $4,070,000

(iii) Sears Holdings Management Corporation - $321,070,000

(iv) SHC Desert Springs, LLC - $7,370,000

(v) KMART Stores of Illinois LLC - $78,520,000

(vi) KMART of Washington LLC - $84,790,000.

Section 2. Miscellaneous.

(a) All of the terms and conditions of the Loan Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein. Except as expressly amended hereby, the Loan Agreement and each of the other Loan Documents remains in full force and effect in accordance with its terms.

(b) Borrower hereby represents and warrants that (i) Borrower has the power and authority to enter into this Amendment, to perform its obligations under the Loan Agreement as amended hereby, (ii) Borrower has by proper action duly authorized the execution and delivery of this Amendment by Borrower and (iii) this Amendment has been duly executed and delivered by Borrower and constitutes Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.

(d) Borrower hereby (1) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Loan Agreement and each of the other Loan Documents, (2) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of the Loan Agreement as amended hereby and the other Loan Documents, in each case, without impairment, and (3) represents, warrants and covenants that it is not in default under the Loan Agreement or any of the other Loan Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against the Indebtedness.

(e) Sears Holdings Corporation hereby (1) unconditionally approves and consents to the execution by Borrower of this Amendment and the modifications to the Loan Documents effected thereby, (2) unconditionally ratifies, confirms, renews and reaffirms all of its obligations under the Guaranty and the Environmental Indemnity (collectively, the “Guarantor Documents”), (3) acknowledges and agrees that its obligations under the Guarantor Documents remain in full force and effect, and shall continue to remain in full force during each Extension Term, binding on and enforceable against it in accordance with the terms, covenants and conditions of such documents without impairment and reaffirms such obligations under the Guarantor Documents to guaranty the obligations of Borrower under the Loan Agreement and other Loan Documents, and (4) represents, warrants and covenants that (i) it is not in default under the Guaranty beyond any applicable notice and cure periods, (ii) there are no defenses, offsets or counterclaims against its obligations under the Guaranty and (iii) it has the power and authority to enter into this Amendment and has by proper action duly authorized its execution and delivery of this Amendment.

(f) Borrower shall reimburse Lender for all reasonable out-of-pocket fees and expenses of legal counsel incurred by Lender in connection with this Amendment.

(g) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Amendment.

[Signatures appear on following page]

The parties hereto are executing this Amendment as of the date first above written.

AGENT AND LENDER:

JPP, LLC, a Delaware limited liability company, as Agent and Lender

By:	/s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Authorized Signatory

LENDER:

JPP II, LLC, a Delaware limited liability company, as Lender

By:	/s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Authorized Signatory

[Signatures continue on following page.]

Dove – First Amendment to Third A&R Loan Agreement

LENDER:

CASCADE INVESTMENT, L.L.C., a Washington limited liability company

By:	/s/ Michael Larson
Name: Michael Larson
Title: Business Manager

[Signatures continue on following page.]

Dove – First Amendment to Third A&R Loan Agreement

BORROWER:

SEARS, ROEBUCK AND CO., a New York corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

KMART CORPORATION, a Michigan corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

KMART STORES OF ILLINOIS LLC, an Illinois limited liability company

By: Kmart Corporation, a Michigan corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

KMART OF WASHINGTON LLC, a Washington limited liability company

By: Kmart Corporation, a Michigan corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

[Signatures continue on following page.]

Dove – First Amendment to Third A&R Loan Agreement

SHC DESERT SPRNGS, LLC, a Delaware limited liability company

By: Kmart Corporation, a Michigan corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

INNOVEL SOLUTIONS, INC., a Delaware corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

SEARS HOLDINGS MANAGEMENT CORPORATION, a Delaware corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: President

MAXSERV, INC., a Delaware corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President

[Signatures continue on following page.]

Dove – First Amendment to Third A&R Loan Agreement

TROY COOLIDGE NO. 13, LLC, a Michigan limited liability company

By: Kmart Corporation, a Michigan corporation, as Sole Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

BIG BEAVER OF FLORIDA DEVELOPMENT, LLC, a Florida limited liability company

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: President

SEARS DEVELOPMENT CO., a Delaware corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: President

Dove – First Amendment to Third A&R Loan Agreement

Solely with respect to Section 2(e) hereof:

GUARANTOR:

SEARS HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

[Signatures continue on following page.]

Dove – First Amendment to Third A&R Loan Agreement